Exhibit 10.3

CONSULTING AGREEMENT

THIS AGREEMENT is made as of July 01, 2008, between Organic Alliance, Inc. (“Company”) and William J. Gallagher (“Consultant”) and all provisions set forth in this Agreement shall govern.

1.      SERVICES.  Consultant agrees to provide financial advisory, Investment relations and certain administrative services and other services, and in such other capacities and for such other duties and services as shall from time to time be mutually agreed upon by Company and Consultant.

2.      RATE OF PAYMENT. Company agrees to pay Consultant for Services 6,250.00 Six Thousand Two hundred Fifty Dollars per month plus expenses.

3.      TERMS FOR SERVICES. Hours worked at the discretion of Consultant. This agreement will be in effect beginning the date of signing the consulting agreement and for the following 16 months there after.

4.      CONFIDENTIAL INFORMATION. Each party hereto (“Such Party”) shall hold in trust for the other party hereto (“Such Other Party”), and shall not disclose to any non-party to the Agreement, any confidential information of Such Other Party. Confidential information is information which relates to Such Other Party’s research, development, trade secrets or business affairs, but does not include information which is generally known or easily ascertainable by non-parties.

Consultant hereby acknowledges that during the performance of this contract, the Consultant may learn or receive confidential Company information and therefore Consultant hereby confirms that all such information relating to the Company’s business will be kept confidential by the Consultant, except to the extent that such information is required to be divulged to the Consultant’s clerical or support staff or associates in order to enable Consultant to perform Consultant’s contract obligation.

5.     COMPLETE AGREEMENT. This agreement contains the entire agreement between the parties hereto with respect to the matters covered herein. No other agreements, representations, warranties or other matters, oral or written, purportedly agreed to or represented by or on behalf of Consultant by any of its employees or agents, or contained in any sales materials or brochures, shall be deemed to bind the parties hereto with respect to the subject matter hereof. The Company and Consultant acknowledge that they are entering into this Agreement solely on the basis of the representations contained herein.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

Signed this 1st day of July, 2008.

Organic Alliance, Inc.	Consultant

By: /s/ Tom Morrison Chairman, President, CEO	/s/ William J. Gallagher